UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2025, William D. Gehl (“Mr. Gehl”), who has been a member of the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) since May 2007 and Lead Independent Director since May 2024, notified the Board of his decision not to stand for re-election as a Class II director at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), and to retire from the Board. Mr. Gehl is expected to remain on the Board until the 2025 Annual Meeting, when his term expires. The decision by Mr. Gehl not to stand for re-election and to retire from the Board is not due to any disagreements with the Company on any matter related to the Company’s operations, policies or practices.

In connection with the foregoing, effective on the date of the 2025 Annual Meeting, the Board approved a board size decrease from nine (9) to eight (8) directors, selected Travis D. Kelly to replace Mr. Gehl on the Audit Committee, and selected Malcolm F. Moore to replace Mr. Gehl as Lead Independent Director.

The Company is grateful for the valuable insights and contributions of Mr. Gehl during the time he served on our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: March 25, 2025	By:	/s/ Celia R. Perez
Celia R. Perez
VP, General Counsel and Corporate Secretary